EXHIBIT 99.1

Sun American Bancorp to Present At Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference

BOCA RATON, Fla., July 23, 2008 (PRIME NEWSWIRE) -- Sun American Bancorp ("Sun American") (Nasdaq:SAMB), the bank holding company for Sun American Bank, today announced that it will be participating in Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference for the third year, to be held July 29-30, 2008 at the Waldorf Astoria Hotel located in New York City. Michael Golden, President, Chairman and CEO, Robert Nichols, CFO, and Robert Garrett, Chief Lending Officer of Sun American Bank are scheduled to speak at 9:30 a.m., EDT on July 29 and are expected to discuss the Company's business structure, financial overview and market conditions. Sun American Bank is a $649 million asset bank with 14 branches throughout South Florida as of June 30, 2008.

If you wish to hear the presentation on July 29, 2008 at 9:30 a.m., Keefe, Bruyette & Woods will be web casting at http://cc.talkpoint.com/KEEF001/072908a_ak/reg.asp.

Except for historical information containing herein, the matters set forth in this news release are "forward looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. Although Sun American Bancorp believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Sun American Bancorp's expectations. Factors that could contribute to such differences include those identified in Sun American Bancorp's Form 10-K for the year-ended December 31, 2007, and those described from time to time in Sun American's other filings with the Securities and Exchange Commission, news releases and other communications.

The Sun American Bancorp logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3685

CONTACT:  Sun American Bancorp
          Michael Golden, President and CEO
          Robert Nichols, CFO
          (561) 544-1908